UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2006

JCM Partners, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32653	94-3364323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2151 Salvio Street, Suite 325, Concord, California		94520
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-676-1966

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As discussed below under "Item 5.02. Departure of Managers or Principal Officers; Election of Managers; Appointment of Principal Officers" on September 22, 2006, we hired Douglas W. Toovey to be our Company’s Chief Financial Officer subject to board confirmation. The terms of his employment arrangement, as discussed below, are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On September 22, 2006 we hired Douglas W. Toovey, age 50, to be our Company’s Chief Financial Officer subject to confirmation by our Board of Managers. Our Board of Managers will consider whether to elect Mr. Toovey as Chief Financial Officer at its next regular Board meeting scheduled for December 13, 2006. If elected by the Board, Mr. Toovey will serve as Chief Financial Officer until his successor has been duly elected or qualified, or until his earlier death, resignation or removal. There is no arrangement or understanding between Mr. Toovey and any other persons related to his selection as an officer of the Company. Mr. Toovey does not have a family relationship, as defined in Item 401(d) of Regulation S-K, with any of the Company’s Managers or other officers. Until the Board elects Mr. Toovey as Chief Financial Officer, he will serve as our principal financial officer. Ms. Ing remains our Chief Financial Officer until our Board elects Mr. Toovey as our Chief Financial Officer.

Mr. Toovey received his BS in Business Administration-Accounting and Finance from California State University East Bay (previously known as California State University Hayward) in 1985. From June to September 2006 pursuant to a consulting arrangement, he was the Interim Director of Real Estate for Citrix Online, a division of Citrix Systems, Inc., a NASDAQ listed company. From July 2005 to June 2006 pursuant to a consulting arrangement, he was a Strategy and Financial Advisor to Wilsey Bennett, Inc., a privately-held diversified holding company. From November 2004 to July 2005, on a consulting basis he was the Chief Financial Officer for Channel Islands Logistics, a privately-held start-up logistics and distribution company. From 2000 to November 2004 he was the Vice President and Treasurer of Wilsey Bennett, Inc., where he was also employed in various capacities from 1990 to 2000, including as Controller, Chief Operating Officer and Division Co President. Mr. Toovey also had five years of experience as a senior auditor with Deloitte Haskins & Sells, now known as Deloitte and Touche.

Mr. Toovey has not been involved in any transactions or business relationships with the Company or any of its subsidiaries during 2005 or 2006, other than becoming an employee of the Company on September 22, 2006.

Mr. Toovey will be paid $175,000.00 per year for his services as Chief Financial Officer. He will also be eligible for participation in any equity compensation plans or similar arrangements and will receive medical, dental, life insurance and long-term disability insurance on the same terms as the Company’s other employees. He will also be eligible to participate in the Company 401(k) retirement plan on the same terms as the Company’s other employees. He also will receive paid-time off in accordance with the Company’s paid-time off policy. Mr. Toovey’s employment arrangement is at-will and he may be terminated at any time with or without cause. A copy of his offer letter, dated September 1, 2006, is attached as Exhibit 10.10.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is filed herewith:

Exhibit Number Description
10.10* Offer letter to Douglas W. Toovey dated September 1, 2006

*Indicates management contract or compensation plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM Partners, LLC

September 28, 2006	By:	Gayle M. Ing

Name: Gayle M. Ing
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.10	Offer letter to Douglas W. Toovey dated September 1, 2006